As filed with the Securities and Exchange Commission on August 6, 2026
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0474169 (I.R.S. Employer Identification No.)
2445 Technology Forest Blvd., 11th Floor The Woodlands, Texas (Address of Principal Executive Offices)	77381 (Zip Code)
____________________
2026 Equity Incentive Plan
2026 Non-Employee Directors' Equity Incentive Plan
(Full titles of the plan)
____________________
Michael S. Exton, Ph.D.
Chief Executive Officer
2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(281) 863-3000
(Name, address and telephone number, including area code, of agent for service)
____________________
copies to:

Jackson A. O'Maley Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	Brian T. Crum Senior Vice President and General Counsel Lexicon Pharmaceuticals, Inc. 2445 Technology Forest Blvd., 11th Floor The Woodlands, Texas 77381 (281) 863-3000
____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  Large accelerated filer ☐   Accelerated filer ☐ Non-accelerated filer  ☑   Smaller reporting company ☑ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Lexicon Pharmaceuticals, Inc. (the “Company”) previously filed registration statements on Form S-8 (Registration Nos. 333-41532, 333-168678, 333-183020, 333-210145, 333-217873, 333-234569, 333-240169, 333-258568, 333-273683 and 333-289310) registering the issuance of an aggregate of 77,000,000 shares of the Company’s common stock under its 2017 Equity Incentive Plan and an aggregate of 4,200,000 shares of the Company’s common stock under its 2017 Non-Employee Directors’ Equity Incentive Plan.
On April 30, 2026, the Company’s stockholders approved an amendment and restatement of the 2017 Equity Incentive Plan that renamed the plan the 2026 Equity Incentive Plan and increased the total number of shares of the Company’s common stock that may be issued pursuant to stock awards granted under the plan from 75,000,000 to 90,000,000 shares.
On April 30, 2026, the Company’s stockholders approved an amendment and restatement of the 2017 Non-Employee Directors’ Equity Incentive Plan that renamed the plan the 2026 Non-Employee Directors’ Equity Incentive Plan and increased the total number of shares of the Company’s common stock that may be issued pursuant to stock awards granted under the plan from 4,000,000 to 6,000,000 shares.
Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this registration statement on Form S-8 is being filed by the Company for the purpose of registering the issuance of an additional 15,000,000 shares of the Company’s common stock under the 2026 Equity Incentive Plan and an additional 2,000,000 shares of the Company’s common stock under the 2026 Non-Employee Directors’ Equity Incentive Plan as a result of such increases in the number of shares reserved for issuance under the plans. This registration statement will increase the number of shares registered under the 2026 Equity Incentive Plan and 2026 Non-Employee Directors’ Equity Incentive Plan to 92,000,000 and 6,200,000 shares, respectively. The content contained in the Company’s registration statements on Form S-8 (Registration Nos. 333-41532, 333-168678, 333-183020, 333-210145, 333-217873, 333-234569, 333-240169, 333-258568, 333-273683 and 333-289310) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit No.		Description

3.1	—	Seventh Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 30, 2026 and incorporated by reference herein).
3.2	—	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K dated April 26, 2012 and incorporated by reference herein).
4.1	—	Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.2	—
Amendment, dated October 7, 2009, to Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 7, 2009 and incorporated by reference herein).

4.3	—	Registration Rights Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.4	—	Stockholders’ Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.5	—
Supplement to Transaction Agreements, dated March 15, 2010, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 15, 2010 and incorporated by reference herein).

4.6	—
Supplement No. 2 to Transaction Agreements, dated February 23, 2012, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 23, 2012 and incorporated by reference herein).

4.7	—
Supplement No. 3 to the Transaction Agreements, dated December 16, 2020, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 16, 2020 and incorporated by reference herein).

4.8	—	Description of Common Stock (filed as Exhibit 4.8 to the Company's Annual Report on Form 10-K for the period ended December 31, 2021 and incorporated by reference herein).
4.9	—
Form of Warrant Agreement, dated May 4, 2026, with Hercules Capital, Inc. and affiliated parties (filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2026 and incorporated herein by reference).

*5.1	—	Opinion of Vinson & Elkins L.L.P.
*23.1	—	Consent of Independent Registered Public Accounting Firm.
*23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
*24.1	—	Power of Attorney (contained in signature page).
99.1	—	2026 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 30, 2026 and incorporated by reference herein).
99.2	—	2026 Non-Employee Directors' Equity Incentive Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 30, 2026 and incorporated by reference herein).
*107.1	—	Calculation of Filing Fee Tables.

    *    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, in the State of Texas, on August 6, 2026.

Lexicon Pharmaceuticals, Inc.

By:	/s/ Michael S. Exton, Ph.D.
Michael S. Exton, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Michael S. Exton, Ph.D. and Scott M. Coiante, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.

Signature	Title	Date

/s/ Michael S. Exton, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2026
Michael S. Exton, Ph.D.

/s/ Scott M. Coiante	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2026
Scott M. Coiante

/s/ Raymond Debbane	Chairman of the Board of Directors	August 6, 2026
Raymond Debbane

/s/ Philippe J. Amouyal	Director	August 6, 2026
Philippe J. Amouyal

/s/ Samuel L. Barker	Director	August 6, 2026
Samuel L. Barker, Ph.D.

/s/ Ivan H. Cheung	Director	August 6, 2026
Ivan H. Cheung

/s/ Christopher J. Sobecki	Director	August 6, 2026
Christopher J. Sobecki

/s/ Diane E. Sullivan	Director	August 6, 2026
Diane E. Sullivan

/s/ Judith L. Swain	Director	August 6, 2026
Judith L. Swain, M.D.

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